UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2005

Hanover Compressor Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13071	76-0625124

(Commission File Number)	(I.R.S. Employer Identification No.)

12001 North Houston Rosslyn, Houston, Texas	77086

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 447-8787

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Excerpt from Code of Ethics
Securities Trading Policy

Item 5.05 Amendments to the Registrant’s Code of Ethics.

On January 13, 2005 our Board of Directors approved an amendment to P.R.I.D.E. in Performance, Hanover’s Guide to Ethical Business Conduct (our “Code of Ethics”), to remove the specific business policies relating to implementation and monitoring of securities trading activities and to embody those business policies in a new Securities Trading Policy which can be updated in a more timely manner as SEC and NYSE rules and regulations change. A copy of the changes to the Code of Ethics is filed herewith as Exhibit 14.1 and our revised Code of Ethics will be posted to our website. A copy of the new Securities Trading Policy is filed herewith as Exhibit 99.1. The new Securities Trading Policy will now allow employees and directors of the Company to enter into individual trading plans adopted pursuant to SEC Rule 10b5-1 once approved by the Office of the General Counsel of the Company. Additionally, the Securities Trading Policy will extend the open “window periods” in which “control group” individuals are permitted to trade in the Company’s securities, provided that the “control group” individual is not in possession of material, non-public information. The Office of the General Counsel retains the discretion to close a “window period” at any time.

Item 9.01 Financial Statements and Exhibits

     (a) not applicable

     (b) not applicable

     (c) Exhibits.

Number	Description of Exhibit
14.1	Excerpt from Hanover Compressor Company’s Code of Ethics blacklined to show amendments.

99.1	Hanover Compressor Company Securities Trading Policy

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER COMPRESSOR COMPANY
Date: January 20, 2005	By:	/s/Gary M. Wilson
	Name:	Gary M. Wilson
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
14.1	Excerpt from Hanover Compressor Company’s Code of Ethics blacklined to show amendments.

99.1	Hanover Compressor Company Securities Trading Policy